EXHIBIT 5



                         VENTURE COUNSEL ASSOCIATES, LLP
                                Attorneys at Law

                           Lake Merritt Plaza Building
                        1999 Harrison Street, Suite 1300
                            Oakland, California 94612
                            Telephone (510) 273-8750
                            Facsimile (510) 834-7440


                                October 26, 1998


ValueStar Corporation
1120A Ballena Blvd.
Alameda, CA 94501

         Re:      Registration Statement on Form S-8

Gentlemen:

         As outside counsel to ValueStar Corporation, a Colorado corporation (the "Company"), we have been asked by the Company to review the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission on, or about, October 26, 1998 (the "Registration Statement"). This is in connection with the registration under the Securities Act of 1933, as amended, of one million four hundred eighty-six thousand one hundred (1,486,100) shares of the Company's Common Stock, $0.00025 par value per share (the "Plan Shares"), none of which are presently issued and outstanding.

         As your outside counsel, we have examined the proceedings and such other documents as we have deemed necessary relating to the issuance of 250,000 Plan Shares to be issued under the Company's 1992 Incentive Stock Option Plan; 235,000 Plan Shares to be issued under the Company's 1992 Non-Statutory Stock Option Plan; 300,000 Plan Shares to be issued under the Company's 1996 Stock
Option Plan; 500,000 Plan Shares to be issued under the Company's 1997 Stock Option Plan; and 1,100 Plan Shares to be issued under the Company's 1997 Employee Stock Compensation Plan (collectively, the "Plans"); and an aggregate of 200,000 shares to be issued under three stock option agreements, each dated July 6, 1998 (the "Option Agreements"), outside the Plans.

         In rendering this opinion, we have assumed, without investigation, the genuineness of all signatures; the correctness of all certificates; the authenticity of all documents submitted to us as originals; the conformity to original documents of all documents submitted to us as certified,

ValueStar Corporation
October 26, 1998
Page 2
Re:  Registration Statement on Form S-8

photostatic or facsimile copies and the authenticity of the originals of such copies; and the accuracy and completeness of all records made available to us by, or on behalf of, the Company. In addition, we have assumed, without investigation, the accuracy of the representations and statements as to factual matters made by the Company, its officers and employees, and public officials. Nothing has come to our attention, however, which would lead us to question the accuracy or completeness of such representations, warranties or statements. With respect to 300,000 of the Plan Shares to be issued pursuant to the 1997 Stock Option Plan, we have assumed for purposes of the opinion expressed below that the shareholders will approve the amendment to the 1997 Stock Option Plan previously adopted by the Board of Directors, increasing the number of shares issuable thereunder from 200,000 to 500,000 shares, in accordance with the terms of the 1997 Stock Option Plan.

         In rendering the opinion hereinafter expressed, we have examined and relied upon such documents and instruments as we have deemed necessary and appropriate. It is our opinion that (i) the Plan Shares, when subsequently issued upon payment therefor in accordance with the terms of the 1992 Incentive Stock Option Plan; the 1992 Non-Statutory Stock Option Plan; the 1996 Stock Option Plan; the 1997 Stock Option Plan; the 1997 Employee Stock Compensation Plan, and the Option Agreements, as applicable, will be validly issued, fully paid and nonassessable.

         We are admitted to practice law only in the State of California, and we express no opinion concerning any law other than the law of the State of California. This opinion is intended solely for your benefit and is not to be relied upon by any other person, firm, or entity without our prior written consent.

         We consent to the use of this opinion as an Exhibit to the Registration
Statement,   and  further  consent  to  all  references  to  this  Firm  in  the
Registration Statement and any amendments thereto.

                                     Very truly yours,

                                     /s/ Venture Counsel Associates, LLP
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                                     VENTURE COUNSEL ASSOCIATES, LLP